Exhibit 10.1
Loan Agreement

This Loan Agreement is made this 5th  day of June, 2008.

By and Between:

1-
HORUS PRIVATE EQUITY FUND III L.P, a Cayman Islands Limited Partnership having its head office at c/o M&C Corporate Services Limited, P.O.Box 309G7 Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands (hereinafter referred to as the “Lender”).

First Party

and

2-
Ridgewood Egypt for Infrastructure LLC (“REFI”)  an Egyptian Limited Liability company, having its head office at 165, El Orouba Street, Heliopolis, Cairo, Egypt.
(hereinafter referred to as the “Borrower”).

Second Party

Whereas:

a)	The Lender has agreed to provide the Borrower with a loan of US$ 2 million.

b)	The Lender has agreed to make the loan available to the Borrower upon and subject to the terms and conditions of this Agreement.

Now, therefore, it is hereby agreed as follows:

1.	The Loan:

1.1	Upon and subject to the terms and conditions of this Agreement, the Lender agrees to lend and the Borrower agrees to borrow US$ 2,000,000.00 (the “Loan”).

1.2	The proceeds of the Loan shall be applied by the Borrower in or financing general corporate operations, including purchase of equipment and working capital.

2.	Drawdown:

Within ten days after the date of this Agreement, the Lender will advance the full amount of the Loan to the Borrower by issue transfer of immediately available funds to Borrower’s Bank, as follows:

Commercial International Bank (Egypt) SAE
CIB – ALNASR
Building 14, Ramo Residential Area
El Nasr Road – Nasr City - Cairo - Egypt
Swift Code: CIB EEG CX020
For Credit to the Account of Ridgewood Egypt for Infrastructure
Account No.:

3.	Term and Interest; Repayment:

3.1	The term of this Agreement shall be two years starting on the date the Loan is made and ending on the second anniversary of the date the Loan is made (the “Maturity Date”).

3.2	The Borrower shall repay the Loan in monthly installments as follows:

(a)	For the first 90 days after the Loan is made, no payments are due;

(b)
Commencing on the 120th day after the Loan is made, and continuing on the same day of each month thereafter for the succeeding 17 months, the Borrower shall pay monthly installments in the amount of US$ 123,117. This payment amount represents the amount of constant blended payments of principal and interest necessary to amortize the principal amount of US$ 2,050,000 over 18 months with interest at 10% per annum.

3.2.1	The Loan may be prepaid in whole or in part at any time without penalty.

4.	Payment Instructions:

4.1	All payments to be made by the Borrower hereunder shall be made in US$ on the due date by transfer of immediately available funds to the Lender’s following account:

Bank Name	: Arab African International Bank
Address	: 5 Midan Al Saray Al Koubra – Garden City
Account Name	: Horus Private Equity Fund III LP
Account Number	:
Swift Code	: ARAIEGCX

Correspondent in USD JP Morgan New York
Swift Code	: CHAS US 33
Account No.	:

4.2
Whenever any payment hereunder, shall become due on a day which is not a business day, the due date thereof shall be extended to the next succeeding business day unless such business day falls in the next calendar month, in which event such due date shall be the immediately preceding business day. During any extension of the date for payment, interest shall be payable on the amount due at the rate payable on such due date.

5.	Acceleration of the Loan:

In the event that the Borrower shall fail to make full payment of the amounts of principal and interest on the Loan when due as set forth in Section 3.3(b) above for two consecutive months, then the Lender may, by written notice to the Borrower, accelerate the Maturity Date of the Loan to the date of such written notice from Lender to Borrower.  Upon any such acceleration by the Lender, the total outstanding amount of principal of the Loan shall become immediately due and payable, together with any amount of interest thereon accrued through the date of such notice of acceleration.

6.	Representation and Warranties:

The Borrower hereby makes the following representations and warranties for the benefit of the Lender.

7.1	The Borrower has the power to enter into and perform this Agreement and to borrow hereunder.

7.2	This Agreement, when duly executed and delivered hereunder will constitute, the legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms.

7.3
The making, delivery and performance of this Agreement does not and will not violate in any respect any provision of (i) any law or regulation or any order or decree of any governmental authority or agency or of any court or (ii) any mortgage, contract or other understanding to which the Borrower is a party or which is binding upon the Borrower.

7.	General Provisions:

7.1
Any notice communication under this Agreement shall be legally binding if sent in writing to the addresses given herein, unless such address has been changed and the other party has been given notice by registered mail of such change of address.

If to the Borrower

Ridgewood Egypt for Infrastructure LLC
165 El Orouba St.
Heliopolis, Cairo, Egypt
Attn: Mr. Zaki Girges
(with a copy to)
Ridgewood Renewable Power LLC
947 Linwood Avenue
Ridgewood, New Jersey 07450
U.S.A.
Attn:  Robert E. Swanson, Chairman

If to the Lender Horus Private Equity Fund III, L.P c/o M&C corporate Services Limited P.O.Box 309G7, Ugland House South Church Street, George Town Grand Cayman, Cayman Islands

7.2	This Agreement shall be governed by Egyptian Law and any dispute arising thereunder shall be subject to the jurisdiction of the Cairo courts.

8.	Counterparts:

This Agreement has been drawn in two copies, each has the same force and effect.

First Party	Second Party

The Lender	The Borrower

By: /s/ Horus Private Equity Fund III	By: /s/ Zaki Yousif Girges

Name: Samer Yassa	Name: Zaki Yousif Girges

Title: Director	Title: Manager